Exhibit 10.11




                                                    November 20, 1997



Access Solutions International, Inc.
650 Ten Rod Road
North Kingstown, Rhode Island 02852

Ladies and Gentlemen:

     This letter is written to set forth our agreement whereby MALCOLM G. CHACE ("Lender"), will lend to ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation ("Borrower"), the maximum principal sum of One Hundred Eighty Thousand ($180,000.00) Dollars (the "Loan").

     The Loan will be evidenced by Borrower's Secured Line of Credit Note (the "Note"). Each advance will bear interest at the annual fixed rate equivalent to the sum of the "Prime Rate" of Fleet National Bank on the date of such advance, plus two (2%) percent. The Loan shall be due and payable on January 5, 1998, unless repaid in full prior to such time. Borrower shall be required to make mandatory repayments upon the partial or complete collection of any of the accounts receivable that constitute the Collateral (as defined in the Security Agreement), and shall deliver to Lender said collected amount as and when received by it which Lender shall apply to the outstanding balance of the Loan.

     The initial advance shall be made in an amount equal to $180,000. Any subsequent advances shall be made upon evidence satisfactory to Lender of a corresponding invoice.

     The proceeds of the Loan will be used solely for working capital purposes.

     The Note shall be secured by a security agreement of even date herewith granting Lender a security interest in certain accounts receivable of Borrower (the "Security Agreement").

     To induce Lender to enter into this Agreement, Borrower does hereby covenant and agree to and with Lender that, until payment in full of any and all indebtedness of Borrower to Lender, whether now existing or hereafter arising, Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any event of default by Borrower under any agreement between Borrower and Lender, or of the occurrence of any event which upon notice or lapse of time or both would constitute such an event of default.

     In each case of happening of any of the following events (each of which is herein and in the Note sometimes called an "Event of Default"):

          (a) any representation or warranty of Borrower made herein, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect;

          (b) default in the payment of any installment of the principal of, or interest on, the Note or any other indebtedness of Borrower to Lender when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise; or

          (c) default in the due observance or performance of any covenant, condition or agreement contained herein, in the Note or in the Security Agreement; or

          (d) default with respect to any evidence of indebtedness of Borrower (other than to Lender), if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to the stated maturity thereof, or if any indebtedness of Borrower (other than to Lender) is not paid, when due and payable, whether at the due date thereof or a date fixed for prepayment or otherwise; or

          (e) the occurrence of an "Event of Default" as defined in the Security Agreement; or

          (f) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property,
     (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken for the purpose of effecting any of the foregoing; or

          (g) an order, judgment or decree shall be entered, without the application, approval or consent of Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or appointing a receiver, trustee, custodian or liquidator of Borrower or of all or a substantial part of the assets of Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) days; or

          (h) the occurrence of any attachment of any deposits or other property of Borrower in the hands or possession of Lender, or the occurrence of any attachment of any other property of Borrower in an amount exceeding Ten Thousand Dollars ($10,000) which shall not be discharged within thirty (30) days of the date of such attachment; or

then and in every such Event of Default and at any time thereafter during the continuance of such event, the Note and any and all other indebtedness of Borrower to Lender shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such indebtedness to the contrary notwithstanding. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, the Security Agreement or the Note, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law.

     Upon the occurrence of any Event of Default, the rights, powers, privileges and other remedies available to Lender under this Agreement or at law or in equity may be exercised by Lender at any time and from time to time, whether or not the indebtedness evidenced and secured by the Note shall be due and payable, and whether or not the Lender shall have any foreclosure proceedings or other action for the enforcement of its rights and remedies under the Note or the Security Agreement.

     All costs and expenses, including reasonable attorneys' fees related to the negotiation, making or collection of the line of credit, are the responsibility of Borrower. This Agreement shall be governed by the laws of the State of Rhode Island.

     Please indicate your acceptance of this Agreement by signing below and returning to us a copy of this letter.

                                                Very truly yours,



                                                -------------------------------
                                                Malcolm G. Chace


Accepted and agreed to this _____ day of November, 1997.

                                                ACCESS SOLUTIONS
                                                INTERNATIONAL, INC.



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